EXHIBIT 10.10
ADOBE INC.
FY 2025 AND FY 2026 NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
(Effective First Day of FY 2025)

This policy sets forth the compensation payable to each non-employee member of the Board of Directors (the “Board” and each such non-employee member, a “Director”) of Adobe Inc. (the “Company”).
Cash Compensation
Board Member Annual Retainer
•$60,000 annual fee
Board Chair Annual Retainer
•$50,000 annual fee for each Chair
Lead Director Annual Retainer
•$60,000 annual fee to the extent the Board has a Lead Director
Committee Member Annual Retainers
•Audit Committee - $20,000 annual fee
•Executive Compensation Committee - $15,000 annual fee
•Governance and Sustainability Committee - $10,000 annual fee
Committee Chair Retainers
•Audit Committee - $45,000 annual fee
•Executive Compensation Committee - $35,000 annual fee
•Governance and Sustainability Committee - $25,000 annual fee
The annual retainers described above for Board Chair, Lead Director, Committee Member and Committee Chair service are in addition to the base $60,000 Board Member annual retainer. A Committee Chair receives the Chair retainer for the applicable Committee, but does not also receive the Committee Member annual retainer. All cash compensation is earned on a fiscal year basis, paid at the end of each fiscal quarter. Directors who commence service mid-quarter or who terminate service mid-quarter will receive pro-rated retainers to be paid at the end of the applicable fiscal quarter.
Each Director may elect to defer from 5% to 100% of their retainer fees in the Adobe Deferred Compensation Plan by timely submitting an election to the Company.

Equity Compensation
New Director Restricted Stock Unit Award
A restricted stock unit award automatically will be granted to each new Director on the date that the new Director is appointed to the Board, or on the following business day if that date falls on a weekend or holiday, based on the following conditions:
•The award will be based upon a maximum target grant value of $330,000
•The actual target grant value will be calculated by pro-rating the $330,000 maximum target grant value based on the number of calendar days remaining before (1) the next Annual Meeting of Shareholders, if scheduled, or (2) the date of the first anniversary of our last Annual Meeting of Shareholders, if the next Annual Meeting of Shareholders is not yet scheduled
•The actual target grant value (as calculated directly above) shall be converted into the number of shares of Adobe common stock underlying the award based on the average closing stock price over the 30 calendar days ending on the day before the date of grant (rounded down to the next whole share)
•The award will vest 100% on the day of our next Annual Meeting of Stockholders, subject to the Director’s continued service on such date (except as provided below)
•If the pro-rated actual target grant value of the award is less than $10,000, no equity grant shall be made to the new Director
Annual Restricted Stock Unit Award
An annual restricted stock unit award automatically will be granted to each Director on the day of our Annual Meeting of Stockholders based on the following conditions:
•The award shall have a target grant value of $330,000
•The target grant value shall be converted into the number of shares of Adobe common stock underlying the award based on the average closing stock price over the 30 calendar days ending on the day before the date of grant (rounded down to the next whole share)
•The award will vest 100% on the day of our next Annual Meeting of Stockholders, subject to the Director’s continued service on such date (except as provided below)
If a Director’s service terminates due to death or disability, the restricted stock units granted to such Director will accelerate in vesting by an additional twelve months.

In the event of a Change of Control (as defined in the Adobe Inc. 2019 Equity Incentive Plan, as amended), all restricted stock units granted to Directors will become fully vested immediately prior to the effective date of the Change of Control.

Each Director may elect to defer 100% of their restricted stock unit awards in the Adobe Deferred Compensation Plan by timely submitting an election to the Company.
All equity grants are subject to our Stock Ownership Guidelines.

This policy will be reviewed at least biennially by the Executive Compensation Committee and the Board.
Expense Reimbursement
Directors are reimbursed for reasonable travel and related expenses incurred in connection with attending Board and committee meetings, as well as costs and expenses incurred attending director education programs and other Adobe-related seminars and conferences.